EXHIBIT 5

                         OPINION OF COUNSEL RE: LEGALITY

                                                              February 16, 2005

Fonar Corporation
110 Marcus Drive
Melville, NY  11747

Dear Sirs:

     I refer to the Registration Statement on Form S-8 to which this opinion is an Exhibit (the "Registration Statement"), being filed by Fonar Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: 3,000,000 shares of the Company's Common Stock which may be issued pursuant to the Company's 2005 Stock Bonus Plan ("Bonus Common Stock") and 2,000,000 shares of the Company's Common Stock which may be issued pursuant to the Company's 2005 Incentive Stock Option Plan ("Incentive Option Plan Common Stock").

     As counsel for the Company, I have examined the originals or photostatic or certified copies of such records, certificates and instruments of the Company, certificates of officers of the Company and of public officials and such other instruments and documents as I have deemed relevant and necessary for the purposes of rendering the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

     Based upon the foregoing, I am of the opinion that:

     (1) The Bonus Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Company's 2005 Stock Bonus Plan and any applicable bonus stock awards made thereunder will be legally issued, fully paid and nonassessable.

     (2) The Incentive Option Plan Common Stock has been duly and validly authorized and when issued in accordance with the terms of the Company's 2005 Incentive Stock Option Plan and the applicable options granted hereunder, will be legally issued, fully paid and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Henry T. Meyer
                                                     Henry T. Meyer, Esq.
                                                     General Counsel